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                                                                      Exhibit 21
                                                                      ----------


                            REGISTRANT'S SUBSIDIARIES

The following table sets forth, at March 28, 2002, the Registrant's significant operating subsidiaries and other associated companies and their respective incorporation jurisdictions. The Registrant owns 100% of the voting securities of each of the subsidiaries listed below. There are no subsidiaries not listed in the table, which would, in the aggregate, be considered significant.

                                                                                State of
      Active Subsidiaries:                                                    Incorporation
      --------------------                                                    -------------

      Distribution:
      A&C Distributors, Inc. (d/b/a Comfortmaker Distribution)                Florida
      ACDoctor.com Inc.                                                       Texas
      Air Supply, Inc.                                                        California
      Air Systems Distributors, Inc.                                          Florida
      Atlantic Service & Supply, Inc.                                         Delaware
      CAD Watsco, Inc.                                                        Florida
      Baker Distributing Company                                              Florida
      Central Air Conditioning Distributors, Inc.                             North Carolina
      Coastline Distribution, Inc.                                            Delaware
      Cool Holdings, Inc.                                                     Delaware
      Comfort Supply, Inc.                                                    Delaware
      CP Distributors, Inc. (d/b/a Central Plains Distributing,
           Superior Supply and Comfort Products Distributing)                 Florida
      Gemaire Distributors, Inc.                                              Florida
      GMC Distributors, Inc. (d/b/a Kingaire)                                 Tennessee
      H.B. Adams Distributors, Inc.                                           Florida
      Heat, Incorporated                                                      New Hampshire
      Heating & Cooling Supply, Inc.                                          California
      Homans Associates, Inc.                                                 Massachusetts
      NSI Supply, Inc.                                                        Nevada
      Three States Supply Company, Inc.                                       Tennessee
      Weathertrol Supply Company                                              North Carolina
      William Wurzbach Co. Inc.                                               California
      WSO Distributors, LLC                                                   Nevada

      Staffing:
      Dunhill Personnel System of New Jersey, Inc.                            New Jersey
      Dunhill Staffing Systems, Inc.                                          Delaware
      Dunhill Staffing Systems of Milwaukee, Inc.                             Wisconsin
      Dunhill Temporary Systems, Inc.                                         New York
      Dunhill Temporary Systems of Indianapolis, Inc.                         Indiana